UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2015

Cullen Agricultural Holding Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1193 Seven Oaks Rd., Waynesboro, GA	30830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (706) 526-4015

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 23, 2015, Cullen Agricultural Holding Corp., a Delaware corporation (“Cullen”), entered into an Amendment No. 1 (the “Amendment”) to Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Cullen, Long Island Iced Tea Corp., a Delaware corporation and a wholly owned subsidiary of Cullen (“Holdco”), Cullen Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Parent Merger Sub”), LIBB Acquisition Sub, LLC, a New York limited liability company and a wholly owned subsidiary of Holdco (“Merger Sub”), Long Island Brand Beverages, LLC, a New York limited liability company (“LIBB”), Philip Thomas (“Thomas”) and Thomas Panza (“Panza,” and together with Thomas, the “Founders”), who hold a majority of the outstanding membership interests of LIBB, and Philip Thomas, in his capacity as the “LIBB Representative” under the Merger Agreement on behalf of the other members of LIBB party to the Merger Agreement. As previously disclosed by Cullen in a Current Report on Form 8-K filed January 6, 2015, the Merger Agreement provides that, among other things, (i) Parent Merger Sub will merge with and into Cullen, with Cullen surviving as a wholly owned subsidiary of Holdco and with the stockholders of Cullen receiving newly issued shares of Holdco common stock (the “Parent Merger”), and (ii) Merger Sub will merge with and into LIBB, with LIBB surviving as a wholly owned subsidiary of Holdco, with LIBB surviving as a wholly owned subsidiary of Holdco and with the members of LIBB (the “Members”) receiving newly issued shares of Holdco common stock (the “Company Merger”).

The Amendment changed the ratio at which Cullen common stock will be converted into Holdco common stock in the Parent Merger. Under the Merger Agreement, as amended, each Cullen stockholder will receive one share of Holdco common stock for every 15 shares of Cullen common stock. Prior to the Amendment, each Cullen stockholder was to receive one share of Holdco common stock for each share of Cullen common stock. The Amendment also proportionately adjusted the number of shares of Holdco common stock that will be issued to the Members in the Company Merger, reducing such number from 39,500,000 to 2,633,334. The Amendment was entered into in an attempt to increase Holdco’s stock price after the closing to assist in listing on a national securities exchange in the future. The Amendment also proportionately adjusted: the number of shares of Holdco common stock that will be deposited in escrow to provide a fund for satisfaction of Cullen, Holdco and LIBB’s post-closing rights to indemnification under the Merger Agreement, reducing such number from 7,500,000 to 500,000; the number of shares of Holdco common stock that will be deposited in escrow to satisfy any downward adjustment to the merger consideration based on Cullen’s and LIBB’s Net Working Capital (as defined in the Merger Agreement) as of the closing, reducing such number from 1,000,000 to 66,667; the number of shares of Holdco common stock that will be reserved for issuance pursuant to Holdco’s 2015 Long-Term Incentive Equity Plan, reducing such number from 7,000,000 to 466,667; the value per share of Holdco common stock used in the calculation of the Net Working Capital adjustment, increasing such value from $0.20 to $3.00 per share; and the number of options that will be issued to Messrs. Thomas, Dydensborg, Meehan and Panza under their employment agreements, reducing such numbers from 1,200,000 to 80,000, from 880,000 to 58,667, from 240,000 to 16,000 and from 600,000 to 40,000, respectively, and the exercise price thereof, in each case increasing such number from $0.25 to $3.75.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference.

Additional Information

In connection with the proposed transactions, Holdco has filed a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). In addition, Cullen has filed the preliminary proxy statement/prospectus included in the Registration Statement with the SEC as a proxy statement on Schedule 14A (the “Proxy Statement”). Investors are urged to read the Registration Statement and Proxy Statement as amended and supplemented from time to time, including the definitive proxy statement/prospectus when it becomes available, before they make any voting or investment decision with respect to the proposed transactions because they contain important information. Investors may obtain free copies of the Registration Statement and Proxy Statement as amended and supplemented from time to time, including the definitive proxy statement/prospectus when it becomes available, as well as other filings containing information about Cullen, Holdco and LIBB, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free, when they become available, by directing a request to either Cullen Agricultural Holding Corp. or Long Island Iced Tea Corp., in either case c/o Paul Vassilakos, 180 Madison Avenue, Suite 1702, New York, NY 10016.

Cullen and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Cullen’s stockholders with respect to the proposed transactions.

Information regarding Cullen’s directors and executive officers is available in Cullen’s annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 5, 2015. Additional information regarding the interests of such participants in the solicitation is included in the Registration Statement and Proxy Statement as amended and supplemented from time to time, and will be included in the definitive proxy statement/prospectus when it becomes available.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Amendment No. 1 to Agreement and Plan of Reorganization, dated as of April 23, 2014, by and among, Cullen Agricultural Holding Corp., Long Island Iced Tea Corp., Cullen Merger Sub, Inc., LIIT Acquisition Sub, LLC, Long Island Brand Beverages LLC, Philip Thomas and Thomas Panza, who hold a majority of the outstanding membership interests of LIBB, and Philip Thomas, in his capacity as the “LIBB Representative” under the Merger Agreement on behalf of the other members of LIBB party to the Merger Agreement.

*	Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Cullen agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cullen Agricultural Holding Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2015

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul N. Vassilakos
Paul N. Vassilakos
Chief Executive Officer